Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES THIRD QUARTER 2014

FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, November 11, 2014 – Parsley Energy, Inc. (NYSE: PE) today announced financial and operating results for the third quarter ended September 30, 2014. The Company has posted to its website a presentation that supplements the information in this release.

Q3 2014 Highlights

•	Net production averaged 15.3 MBoe/d, an increase of 9% over Q2 2014.
•

Parsley raises production guidance for the second half of 2014 from 15,500-16,500 Boe/d to 17,000-17,500 Boe/d, reflecting increased expectations for Wolfcamp B well productivity along with incremental production from acquired wells.

•	The Company continues to drill and complete exceptional horizontal wells, with initial production rates among the best in the Midland Basin. Among previously unreported wells,
o	two wells targeting the Wolfcamp B shale in Upton County had peak 30-day three-stream initial production rates per 1,000-foot lateral of 211 Boe/d,
o	three wells targeting the Wolfcamp B shale in Reagan County had peak 30-day three-stream initial production rates per 1,000-foot lateral of 180 Boe/d, and
o	Parsley Energy’s first well targeting the Wolfcamp A interval, drilled in Upton County, had a peak 30-day three-stream initial production rate per 1,000-foot lateral of 185 Boe/d.
•	Parsley completed the previously announced acquisitions of approximately 5,500 net acres in Reagan County.
•

Initial results from the Company’s exploratory drilling program in Pecos County in the Southern Delaware Basin have been favorable. The most recent vertical exploratory well in this prospect tested at facility constrained rates of more than 350 Bbl/d of oil and more than 650 Mcf/d of natural gas.

•

Parsley Energy’s lending group under its revolving credit facility approved a borrowing base increase from $327 million to $575 million. The Company has elected to limit the lenders’ current aggregate commitment to $365 million.

•

Parsley Energy entered into an agreement with a private midstream services company for firm pipeline capacity from the Company’s North Upton and South Midland County acreage to Colorado City, Texas, which will enable Parsley to bypass the Midland pricing market for a substantial portion of its oil production starting early next year.

•	Adjusted net income (as defined below) was $15.8 million, or $0.13 per diluted share.
•	Adjusted EBITDA (as defined below) was $56.0 million.

“We are pleased to have increased our operational momentum in the third quarter,” said Bryan Sheffield, Chief Executive Officer of Parsley Energy. “Every horizontal well we have drilled and completed to date has been outstanding, and the consistency and strong economics of our horizontal wells across our premier acreage position demonstrates the quality of our drilling inventory and our ability to generate healthy returns across market cycles. When commodity prices decline, as they have recently, the value of our location in the true core of the Midland Basin becomes even more apparent.”

Horizontal Drilling Update

The Company spud nine horizontal wells during Q3 2014 and put six horizontal wells on production during the quarter. Parsley Energy has at least 30 days of production history from 13 horizontal wells, 12 of which targeted the Wolfcamp B interval and the most recent of which targeted the Wolfcamp A interval. Even without normalizing for lateral length, all of Parsley Energy’s horizontal wells are tracking meaningfully higher than both the 7,000 stimulated foot, 690 MBoe, three-stream type curve the Company referenced in association with its initial public offering in May, which was based on all publicly available offset well data at the time, and an updated 690 MBoe type curve with higher initial production rates based on the most current publicly available horizontal well results in and around Parsley’s horizontal development area. Encouragingly, initial production rates from the Company’s first Wolfcamp A well mirror those of the Company’s Wolfcamp B wells, which have consistently ranked among the best in the Midland Basin. In addition, Parsley has achieved robust initial production rates on horizontal wells across a 50-mile stretch of Upton and Reagan counties, through which most of the Company’s horizontal drilling inventory is located.

HORIZONTAL WELL RESULTS

				Number of	Peak 24-hr IP	Peak 30-day IP	Peak 30-day IP
Well Name	County	Well Zone	Lateral Length	Stages	(Boe/d)	(Boe/d)	per 1,000’ Lateral	% Liquids(1)
Core
Dusek 45-1HB	Upton	Wolfcamp B	9,061	39	2,044	1,592	176	92
Shackelford 7-1HB	Upton	Wolfcamp B	4,571	21	1,441	796	174	91
Dusek 44-1HB	Upton	Wolfcamp B	4,697	22	1,569	1,063	226	91
Shackelford 7-2HB	Upton	Wolfcamp B	4,874	21	1,134	878	180	89
Skaggs 8-2HB	Upton	Wolfcamp B	4,799	22	1,351	992	207	92
Elwood 16-21-1HB	Upton	Wolfcamp B	7,645	37	1,750	1,525	199	92
*Mary 18-1HB	Upton	Wolfcamp B	4,681	24	1,399	992	212	92
*JRS Farms 24BC-1HB	Upton	Wolfcamp B	4,637	25	1,255	974	210	92
*Dusek 44-1HA	Upton	Wolfcamp A	4,968	25	1,269	921	185	90
Average							197	91
Tier 1
Char Hughes 1HB	Reagan	Wolfcamp B	5,785	28	1,262	891	154	92
*Char Hughes 2HB	Reagan	Wolfcamp B	5,879	29	1,036	879	150	91
*Tucker 166-1HB	Reagan	Wolfcamp B	4,515	25	1,312	956	212	88
*Tucker 166-2HB	Reagan	Wolfcamp B	4,489	27	1,023	804	179	89
Average							174	90

*	New well results
(1)	During the period for which the 30-day IP is presented

Vertical Drilling Update

During the third quarter of 2014, Parsley Energy spud 43 vertical wells in the Midland Basin. In the Southern Delaware Basin, the Company is currently completing the third of three planned vertical exploratory wells in Pecos County, where successful results to date support the prospect of horizontal development in the area. The most recent vertical exploratory well in this prospect tested at facility constrained rates of more than 350 Bbl/d of oil and more than 650 Mcf/d of natural gas.

Selected Operating Data

PARSLEY ENERGY, INC.

SELECTED OPERATING DATA

	Quarter Ended
	Sept 30,	June 30,	Sept 30,
	2014	2014	2013(1)

Net Production Volumes:
Oil (MBbls)	733	654	298
Natural gas (MMcf)	2,062	2,020	1,417
NGLs (MBbls)	333	283	—
Total (MBoe)(2)	1,410	1,274	534
Average net daily production (Boe/d)	15,324	13,995	5,806

Average Sales Prices(3):
Oil, without realized derivatives (per Bbl)	$86.42	$94.40	$101.86
Oil, with realized derivatives (per Bbl)	84.12	91.74	99.93
Natural gas, without realized derivatives (per Mcf)	4.02	4.82	5.00
Natural gas, with realized derivatives (per Mcf)	3.97	4.90	5.00
NGLs (per Bbl)	35.96	38.31	—
Total, without realized derivatives (per Boe)	59.31	64.63	70.09
Total, with realized derivatives (per Boe)	58.03	63.25	69.01

Average Costs (per Boe):
Lease operating expenses	$7.45	$7.59	$5.91
Production and ad valorem taxes	3.93	4.33	3.74
Depreciation, depletion, and amortization	14.45	16.05	14.53
General and administrative expenses	6.90	5.45	6.80

(1) Parsley started breaking out natural gas and NGL revenue and production in late 2013. As a result, natural gas and NGLs are combined into the natural gas volumes and sales prices.

(2) One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(3) Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Third Quarter 2014 Financial Highlights

Revenue for the third quarter of 2014 was $83.6 million, up 2% from Q2, reflecting higher production, largely offset by lower commodity price realizations.

Net production averaged 15.3 MBoe/d during Q3 2014, up 9% over Q2 2014, driven by expanding horizontal production. Production growth was dominated by higher liquids volumes, with oil production up 12% on a sequential basis and NGL volumes up 18% quarter-over-quarter. Gas volumes increased 2% relative to Q2 after reduced line pressures facilitated a production flush in the second quarter.

Lower oil prices and wider Midland-Cushing differentials led to lower realized oil prices in Q3 2014, with the average realized crude price per barrel declining 8% with and without realized derivatives relative to the second quarter of 2014. Realized gas prices declined more sharply, down 17% without realized derivatives and down 19% with realized derivatives versus Q2 2014. Realized NGL prices declined as well, dropping 6% quarter-over-quarter. Overall, the average realized price per Boe declined 8% with and without realized derivatives relative to realized prices in the second quarter.

Parsley expects improved oil price realizations relative to benchmark prices when pipeline deliveries begin early next year as provided for by the Company’s agreement with a private midstream services company for firm pipeline capacity from the Company’s North Upton and South Midland County acreage to Colorado City, Texas. This will enable Parsley to bypass the Midland pricing market for a substantial portion of its crude oil production starting early next year. Also supporting anticipated oil price realizations, the Company has added to its hedge position, with more than 8,300 barrels a day hedged in 2015 at an average floor of approximately $83 per barrel and almost 12,000 barrels a day hedged in 2016 at an average floor of approximately $84 per barrel.

Unit cost trends were favorable in Q3 2014, with lease operating expense per Boe down 2% to $7.45, depreciation, depletion, and amortization expense per Boe down 10% to $14.45, and general and administrative expenses per Boe up 27% to $6.90, below the guided range of $7.00-$8.00.

During the third quarter of 2014, the Company recorded a net profit of $16.9 million, or $0.18 per weighted average diluted share. The net profit for the third quarter includes a one-time expense of $2.5 million, or $0.02 per diluted share, related to acquisitions completed during the quarter, as well as a non-cash gain on commodity derivatives of $13.6 million, or $0.11 per diluted share. Excluding these items on a tax-adjusted basis and adding back non-controlling interest allocated to Class B shareholders, adjusted net income for the third quarter of 2014 was $15.8 million, or $0.13 per diluted share.

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA” – a non-GAAP financial measure) for the third quarter of 2014 was $56.0 million, a decrease of 4% from Q2 2014. (Please see supplemental financial information at the end of this news release for a reconciliation of these non-GAAP financial measures to GAAP financial measures.)

Capital Program Update

Parsley Energy’s lending group under its revolving credit facility has approved a borrowing base increase from $327 million to $575 million. The Company has elected to limit the lenders’ current aggregate commitment to $365 million. Combined with $133 million in cash and cash equivalents on its balance sheet at the end of the third quarter, the full borrowing base provides the Company with more than $700 million of liquidity.

During the third quarter of 2014, the Company invested approximately $454 million in total capital expenditures, with approximately $164 million allocated to development activities and approximately $290 million allocated to acquisitions.

The Company is currently running seven vertical rigs in the Midland Basin and plans to reduce the vertical rig count to four by early December. Parsley is currently running four horizontal rigs and intends to take delivery of two more horizontal rigs by the end of the year.

“Given the strong returns associated with our horizontal wells, we intend to maintain the momentum we have generated in our horizontal drilling program. At the same time, in light of these robust returns and a lower oil price outlook, we are reducing the amount of capital we allocate to our vertical drilling program. With a flexible rig schedule, we are fortunate to be able to adjust our pace of development as circumstances warrant,” Sheffield commented.

Acquisitions and Acreage Update

During the third quarter and as scheduled, Parsley Energy closed the acquisitions of approximately 5,500 net acres in Reagan County. Subsequent to the third quarter and in light of encouraging results from the Company’s Trees Ranch prospect, Parsley closed on the purchase of approximately 6,400 net acres contiguous to its current acreage position in the Southern Delaware Basin.

As of November 1, 2014, the Company held rights to approximately 98,000 net acres in the Midland Basin and 30,000 net acres in the Southern Delaware Basin. The Company has identified more than 1,600 net horizontal drilling locations associated with its acreage position.

Outlook

Parsley Energy is raising second half production guidance from 15,500-16,500 Boe/d to 17,000-17,500 Boe/d, reflecting upwardly revised expectations for Wolfcamp B well productivity along with incremental production from acquired wells. In light of updated rig activity plans, the Company anticipates drilling 21 – 25 gross (16 – 20 net) horizontal wells during the second half of the year, up from the previous expectation of 18 – 22 gross (13 – 17 net) horizontal wells. Parsley anticipates drilling 70 – 75 gross (60 – 65 net) vertical wells during the second half of the year, down from the previous expectation of 75 – 85 gross (65 – 75 net) vertical wells. Besides production and well counts, second half guidance remains unchanged.

PARSLEY ENERGY, INC.

2H14 GUIDANCE

	1H14	2H14
	Actual	Estimated

Average net daily production (Boe/d)	11,602	17,000-17,500*

Average Costs:
(Per Boe)
Lease operating expenses	$7.95	$7.00-$8.00
General and administrative expenses (including non-cash)	6.94	7.00-8.00
Production and ad valorem taxes (as a % of revenue)(1)	6.1%	6.0%-7.0%

Capital Expenditures:
($ millions)
Total development expenditures	$196	$260-$300

Drilling Activity:
Gross horizontal wells spud (net)	7 (5)	21-25 (16-20)*
Gross vertical wells spud (net)	83 (69)	70-75 (60-65)*

* Revised relative to prior guidance.
(1) Includes production taxes of 4.6% for oil and 7.5% for natural gas and NGLs, and ad valorem taxes assessed at 3% of the taxable value of producing properties.

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the quarter on Wednesday, November 12 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 719-457-2083 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through November 19 by dialing 719-457-0820 (passcode: 6609662). A live broadcast of the earnings conference call will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. A replay will be available shortly after the call. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ▪ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

- Tables to Follow -

PARSLEY ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013(1)	2014	2013(1)
REVENUES
Oil sales	$63,345	$30,355	$170,908	$65,308
Natural gas and natural gas liquids sales	20,272	7,085	52,743	14,963
Total revenues	83,617	37,440	223,651	80,271
OPERATING EXPENSES
Lease operating expenses	10,507	3,159	27,193	10,265
Production and ad valorem taxes	5,543	1,998	14,026	4,221
Depreciation, depletion and amortization	20,370	7,759	59,208	16,038
General and administrative expenses	9,731	3,635	24,295	7,832
Acquisition costs	2,524	—	2,524	—
Incentive unit compensation	—	—	51,088	—
Stock based compensation	910	—	1,204	—
Accretion of asset retirement obligations	145	48	354	109
Total operating expenses	49,730	16,599	179,892	38,465

Gain on sale of property	0	36	0	36
OPERATING INCOME	33,887	20,877	43,759	41,842
OTHER INCOME (EXPENSE)
Interest expense, net	(10,014)	(3,712)	(27,848)	(9,216)
Prepayment premium on extinguishment of debt	—	—	(5,107)	—
Income from equity investment	447	78	388	291
Derivative income (loss)	11,767	(4,959)	(8,262)	(8,339)
Other income (expense)	(461)	—	(466)	69
Total other income (expense), net	1,739	(8,593)	(41,295)	(17,195)
INCOME BEFORE INCOME TAXES	35,626	12,284	2,464	24,647
INCOME TAX EXPENSE	(9,372)	(358)	(11,711)	(1,040)
NET INCOME (LOSS)	26,254	11,926	(9,247)	23,607
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(9,387)	—	(10,544)	—
NET INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS' EQUITY	$16,867	$11,926	$(19,791)	$23,607

Net loss per common share:
Basic	$0.18		$(0.47)
Diluted	$0.18		$(0.47)
Weighted average common shares outstanding:
Basic	93,168		42,319
Diluted	125,421		42,319

(1) The Company does not include earnings per basic and diluted common share, weighted average number of basic shares outstanding or weighted average number of diluted shares outstanding for the three and nine months ended

      September 30, 2013, as Parsley Energy was not yet a public company and its assets and operations were owned by a limited liability company.

PARSLEY ENERGY, INC.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2014	2013

Cash and cash equivalents	$132,759	$19,393
Other current assets	91,874	117,933
Total current assets	$224,633	$137,326
Total property, plant and equipment, net	1,520,114	586,883
Total noncurrent assets	51,195	18,347
TOTAL ASSETS	$1,795,942	$742,556

Total current liabilities	$192,453	$191,497
Long-term debt	556,930	429,970
Other noncurrent liabilities	120,855	13,057
Total noncurrent liabilities	$677,785	$443,027
Total liabilities	870,238	634,524
Total equity	925,704	108,032
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,795,942	$742,556

PARSLEY ENERGY, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)
	Nine months ended
	September 30,
	2014	2013

Cash flows from operating activities
Net (loss) income	$(9,247)	$23,607
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Non-cash and other items	109,648	10,693
Changes in operating assets and liabilities	(26,301)	(2,957)
Net cash provided by operating activities	$74,100	$31,343

Net cash used in investing activities	(935,341)	(190,782)

Financing activities:
Net proceeds from long-term debt	113,583	91,308
Issuance of common stock	861,024	—
Other	—	73,272
Net cash provided by financing activities	$974,607	$164,580

Net increase (decrease in cash and cash equivalents)	113,366	5,141
Cash and cash equivalents, beginning of period	19,393	13,673
Cash and cash equivalents, end of period	$132,759	$18,814

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income before depreciation, depletion and amortization, gain (loss) on sales of oil and natural gas properties, asset retirement obligation accretion expense, interest expense, income tax, prepayment premium on extinguishment of debt, gain (loss) on derivative instruments, net cash receipts (payments) on settled derivative instruments and premiums (paid) received on options that settled during the period.

Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

PARSLEY ENERGY, INC.
ADJUSTED EBITDA
(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2014	2013	2014	2013

Adjusted EBITDA reconciliation to net income (in thousands):
Net income (loss) attributable to Parsley Energy, Inc. shareholders	$16,867	$11,926	$(19,791)	$23,607
Net income attributable to noncontrolling interests	9,387	—	10,544	—
Depreciation, depletion, and amortization	20,370	7,759	59,208	16,038
Accretion of asset retirement obligation	145	48	354	109
Interest expense, net	10,014	3,712	27,848	9,216
Income tax	9,372	358	11,711	1,040
Prepayment premium on extinguishment of debt	—	—	5,107	—
Derivative loss (gain)	(11,767)	4,959	8,262	8,339
Net cash receipts (payments) on settled derivative instruments	522	95	793	(147)
Premiums (paid) received on options that settled during the period	(2,320)	(672)	(5,441)	(4,607)
Acquisition costs	2,524	—	2,524	—
Non-cash stock based compensation	910	—	1,204	—
Incentive unit compensation	—	—	51,088	—
Adjusted EBITDA	$56,024	$28,185	$153,411	$53,595

PARSLEY ENERGY, INC.
ADJUSTED NET INCOME AND EARNINGS PER SHARE
(Unaudited, in thousands, except per share data)

Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

	Three months ended	Three months ended
	September 30, 2014	September 30, 2014
Net income attributable to Parsley Energy Inc. Stockholders	$16,867	$(19,791)
Derivative loss (gain)	(11,767)	8,262
Net cash receipts (payments) on settled derivative instruments	522	793
Net premiums (paid) received on options that settled during the period	(2,320)	(5,441)
Incentive unit compensation	—	51,088
Acquisition costs	2,524	2,524
Noncontrolling interest	9,387	10,544
Income tax expense for adjustments	590	(1,887)
Adjusted net income	$15,803	$46,092

Weighted average diluted shares outstanding	125,421	125,421(1)

Adjusted net income per diluted share	$0.13	$0.37

(1) Because the Company's initial public offering occurred during 2014, the same weighted average share count is used for both three months ended 9/30/14 and nine months ended 9/30/14.